EXHIBIT 99.1

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 hp.com

News Release
HP Reports Fiscal 2015 Second Quarter Results

Editorial contacts Kate Holderness, HP +1 650 236 1024 corpmediarelations@hp.com HP Investor Relations investor.relations@hp.com www.hp.com/go/newsroom	●	Second quarter net revenue of $25.5 billion
	●	Second quarter non-GAAP diluted net earnings per share of $0.87, versus the previously provided outlook of $0.84 to $0.88 per share
	●	Second quarter GAAP diluted net earnings per share of $0.55, versus the previously provided outlook of $0.57 to $0.61 per share
	●	Second quarter cash flow from operations of $1.5 billion
	●	Returned $950 million to shareholders in the form of share repurchases and dividends in the second quarter

HP fiscal 2015 second quarter financial performance
	Q2 FY15	Q2 FY14	Y/Y
GAAP net revenue ($B)	$25.5	$27.3	(7%)
GAAP operating margin	5.6%	6.7%	(1.1 pts.)	.
GAAP net earnings ($B)	$1.0	$1.3	(21%)
GAAP diluted net earnings per share	$0.55	$0.66	(17%)
Non-GAAP operating margin	8.6%	8.6%	0.0 pts.	.
Non-GAAP net earnings ($B)	$1.6	$1.7	(6%)
Non-GAAP diluted net earnings per share	$0.87	$0.88	(1%)
Cash flow from operations ($B)	$1.5	$3.0	(51%)

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

PALO ALTO, Calif., May 21, 2015 — HP today announced financial results for its fiscal 2015 second quarter ended April 30, 2015.

Second quarter net revenue of $25.5 billion was down 7% from the prior-year period and down 2% on a constant currency basis.

Second quarter GAAP diluted net earnings per share (EPS) was $0.55, down from $0.66 in the prior-year period and below its previously provided outlook of $0.57 to $0.61. Second quarter non-GAAP diluted net EPS was $0.87, down from $0.88 in the prior-year period and within its previously provided outlook of $0.84 to $0.88. Second quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax costs of $585 million and $0.32 per diluted share, respectively, related to separation costs, restructuring charges, the amortization of intangible assets, and acquisition-related charges.

Separation update
HP provided an update on its planned separation into two independent, Fortune 50 companies. The separation remains on track and the company expects associated dis-synergies of approximately $400 to $450 million.

The company also announced new future leadership appointments for both companies: Cathie Lesjak will become Chief Financial Officer of HP Inc. Lesjak’s deep expertise will best serve Dion and his team as they embark on creating a new company. With Lesjak’s move to HP Inc., Tim Stonesifer will become CFO of Hewlett Packard Enterprise. Stonesifer currently serves as CFO of HP’s Enterprise Group. Prior to joining HP, Stonesifer served as CFO for General Motors International Operations based in Shanghai, and held a number of finance leadership positions during his twenty-year tenure at General Electric Company.

Chris Hsu has been selected to become Chief Operating Officer at Hewlett Packard Enterprise. Hsu has proven strength in driving performance optimization across a number of key business areas, including real estate, indirect procurement, and business process improvement. As Chief Operating Officer, Hsu will expand his duties to oversee and manage the continued separation execution, as well as HP Financial Services.

Alan May will join Hewlett Packard Enterprise as Head of Human Resources. Most recently, May worked for the Boeing Company as head of HR for their commercial airplanes division. He also led HR for Boeing Defense, Space and Security and served as head of Strategy, Compensation and Benefits for the Company. Prior to Boeing, May spent many years at PepsiCo. in various global HR and business integration leadership roles.

“I’m pleased with where we ended the quarter, the continued success of our turnaround, and the progress we’re making on separation,” said Meg Whitman, chairman, president and chief executive officer, HP. “Despite some tough challenges, we executed well across many parts of our portfolio, sustained our commitment to innovation, and delivered the results we said we would. HP is becoming stronger as we head into the second half of our fiscal year and separation in November.”

Outlook
For the fiscal 2015 third quarter, HP estimates non-GAAP diluted net EPS to be in the range of $0.83 to $0.87 and GAAP diluted net EPS to be in the range of $0.50 to $0.54. Fiscal 2015 third quarter non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.33 per share, related to separation costs, the amortization of intangible assets, restructuring charges, defined benefit plans settlement charges and acquisition-related charges.

For fiscal 2015, HP estimates non-GAAP diluted net EPS to be in the range of $3.53 to $3.73 and GAAP diluted net EPS to be in the range of $2.03 to $2.23. Fiscal 2015 non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $1.50 per share, related to separation costs, the amortization of intangible assets, restructuring charges, defined benefit plans settlement charges and acquisition-related charges.

Asset management
HP generated $1.5 billion in cash flow from operations in the second quarter, down 51% from the prior-year period. Inventory ended the quarter at $6.2 billion, up 4 days year over year to 29 days. Accounts receivable ended the quarter at $12.3 billion, down 3 days year over year to 44 days. Accounts payable ended the quarter at $14.9 billion, up 10 days year over year to 69 days. HP’s dividend payment of $0.16 per share in the second quarter resulted in cash usage of $291 million. HP also utilized $659 million of cash during the quarter to repurchase approximately 19.0 million shares of common stock in the open market. HP exited the quarter with $15.1 billion in gross cash, where gross cash includes cash and cash equivalents, short-term investments, and certain long-term investments.

Fiscal 2015 second quarter segment results

•
Personal Systems revenue was down 5% year over year with a 3.0% operating margin. Commercial revenue decreased 7% and Consumer revenue decreased 2%. Total units were up 2% with Notebooks units up 19% and Desktops units down 14%.

•
Printing revenue was down 7% year over year with an 18.3% operating margin. Total hardware units were down 4% with Commercial hardware units up 1% and Consumer hardware units down 6%. Supplies revenue was down 5%.

•
Enterprise Group revenue was down 1% year over year with a 14.5% operating margin. Industry Standard Servers revenue was up 11%, Storage revenue was down 8%, Business Critical Systems revenue was down 15%, Networking revenue was down 16% and Technology Services revenue was down 8%.  Additionally, HP closed its acquisition of Aruba in May 2015.

•
Enterprise Services revenue was down 16% year over year with a 4.0% operating margin.  Infrastructure Technology Outsourcing revenue was down 20%, and Application and Business Services revenue declined 8%.

•
Software revenue was down 8% year over year with a 17.9% operating margin. License revenue was down 17%, support revenue was down 2%, professional services revenue was down 15% and software-as-a-service (SaaS) revenue was down 5%.

• HP Financial Services revenue was down 7% year over year with a 2% decrease in net portfolio assets and a 1% decrease in financing volume. The business delivered an operating margin of 10.6%.

More information on HP’s earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s FY15 Q2 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2015Q2Webcast.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. With the broadest technology portfolio spanning printing, personal systems, software, services and IT infrastructure, HP delivers solutions for customers’ most complex challenges in every region of the world. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (GAAP) basis, HP provides revenue on a constant currency basis, as well as non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. HP also provides forecasts of non-GAAP diluted net earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings, diluted net earnings per share, cash and cash equivalents, cash flow from operations, capital expenditures, or total company debt prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the previously announced separation transaction and the future performances of the post-separation companies if the separation is completed, as well as the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy, including the planned separation transaction; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and the delivery of HP’s services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the execution, timing and results of the separation transaction or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of implementing the separation transaction and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014, and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2015.

As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2015. HP assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2015	January 31, 2015	April 30, 2014

Net revenue	$25,453	$26,839	$27,309

Costs and expenses:
Cost of sales	19,345	20,571	20,704
Research and development	850	825	873
Selling, general and administrative	3,063	3,071	3,391
Amortization of intangible assets	221	222	264
Restructuring charges	255	146	252
Acquisition-related charges	19	4	3
Separation costs	269	80	-
Total costs and expenses	24,022	24,919	25,487

Earnings from operations	1,431	1,920	1,822

Interest and other, net	(139)	(174)	(174)

Earnings before taxes	1,292	1,746	1,648

Provision for taxes	(281)	(380)	(375)

Net earnings	$1,011	$1,366	$1,273

Net earnings per share:
Basic	$0.56	$0.75	$0.67
Diluted	$0.55	$0.73	$0.66

Cash dividends declared per share	$-	$0.32	$-

Weighted-average shares used to compute net earnings per share:
Basic	1,814	1,833	1,890
Diluted	1,836	1,861	1,916

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Six months ended April 30,
	2015	2014

Net revenue	$52,292	$55,463

Costs and expenses:
Cost of sales	39,916	42,440
Research and development	1,675	1,684
Selling, general and administrative	6,134	6,601
Amortization of intangible assets	443	547
Restructuring charges	401	366
Acquisition-related charges	23	6
Separation costs	349	-
Total costs and expenses	48,941	51,644

Earnings from operations	3,351	3,819

Interest and other, net	(313)	(337)

Earnings before taxes	3,038	3,482

Provision for taxes	(661)	(784)

Net earnings	$2,377	$2,698

Net earnings per share:
Basic	$1.30	$1.42
Diluted	$1.29	$1.40

Cash dividends declared per share	$0.32	$0.29

Weighted-average shares used to compute net earnings per share:
Basic	1,824	1,898
Diluted	1,848	1,922

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except per share amounts)

	Three months ended April 30, 2015	Diluted net earnings per share	Three months ended January 31, 2015	Diluted net earnings per share	Three months ended April 30, 2014	Diluted net earnings per share

GAAP net earnings	$1,011	$0.55	$1,366	$0.73	$1,273	$0.66

Non-GAAP adjustments:
Amortization of intangible assets	221	0.12	222	0.12	264	0.14
Restructuring charges	255	0.14	146	0.08	252	0.13
Acquisition-related charges	19	0.01	4	-	3	-
Separation costs	269	0.15	80	0.04	-	-
Adjustments for taxes	(179)	(0.10)	(113)	(0.05)	(101)	(0.05)
Non-GAAP net earnings	$1,596	$0.87	$1,705	$0.92	$1,691	$0.88

GAAP earnings from operations	$1,431		$1,920		$1,822

Non-GAAP adjustments:
Amortization of intangible assets	221		222		264
Restructuring charges	255		146		252
Acquisition-related charges	19		4		3
Separation costs	269		80		-
Non-GAAP earnings from operations	$2,195		$2,372		$2,341

GAAP operating margin	6%		7%		7%
Non-GAAP adjustments	3%		2%		2%
Non-GAAP operating margin	9%		9%		9%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except per share amounts)

	Six months ended April 30, 2015	Diluted net earnings per share	Six months ended April 30, 2014	Diluted net earnings per share

GAAP net earnings	$2,377	$1.29	$2,698	$1.40

Non-GAAP adjustments:
Amortization of intangible assets	443	0.24	547	0.28
Restructuring charges	401	0.22	366	0.19
Acquisition-related charges	23	0.01	6	-
Separation costs	349	0.19	-	-
Adjustments for taxes	(292)	(0.16)	(184)	(0.08)
Non-GAAP net earnings	$3,301	$1.79	$3,433	$1.79

GAAP earnings from operations	$3,351		$3,819

Non-GAAP adjustments:
Amortization of intangible assets	443		547
Restructuring charges	401		366
Acquisition-related charges	23		6
Separation costs	349		-
Non-GAAP earnings from operations	$4,567		$4,738

GAAP operating margin	6%		7%
Non-GAAP adjustments	3%		2%
Non-GAAP operating margin	9%		9%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions)

	As of
	April 30, 2015	October 31, 2014
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$14,768	$15,133
Accounts receivable	12,320	13,832
Financing receivables	2,842	2,946
Inventory	6,227	6,415
Other current assets	12,726	11,819

Total current assets	48,883	50,145

Property, plant and equipment	11,014	11,340

Long-term financing receivables and other assets	8,552	8,454

Goodwill and intangible assets	32,947	33,267

Total assets	$101,396	$103,206

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$5,594	$3,486
Accounts payable	14,923	15,903
Employee compensation and benefits	3,145	4,209
Taxes on earnings	1,144	1,017
Deferred revenue	6,055	6,143
Other accrued liabilities	12,325	12,977

Total current liabilities	43,186	43,735

Long-term debt	15,464	16,039

Other liabilities	15,577	16,305

Stockholders' equity:
HP stockholders' equity	26,768	26,731
Non-controlling interests	401	396

Total stockholders' equity	27,169	27,127

Total liabilities and stockholders' equity	$101,396	$103,206

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended April 30, 2015	Six months ended April 30, 2015
Cash flows from operating activities:
Net earnings	$1,011	$2,377
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,003	2,031
Stock-based compensation expense	129	316
Provision for doubtful accounts and inventory	102	164
Restructuring charges	255	401
Deferred taxes on earnings	173	-
Excess tax benefit from stock-based compensation	(9)	(118)
Other, net	159	297

Changes in operating assets and liabilities (net of acquisitions):
Accounts receivable	(46)	1,494
Financing receivables	23	245
Inventory	277	53
Accounts payable	(40)	(892)
Taxes on earnings	(208)	85
Restructuring	(220)	(703)
Other assets and liabilities	(1,145)	(3,542)
Net cash provided by operating activities	1,464	2,208

Cash flows from investing activities:
Investment in property, plant and equipment	(779)	(1,726)
Proceeds from sale of property, plant and equipment	81	211
Purchases of available-for-sale securities and other investments	(58)	(108)
Maturities and sales of available-for-sale securities and other investments	93	123
Payments made in connection with business acquisitions	(138)	(139)
Net cash used in investing activities	(801)	(1,639)

Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	1,781	1,858
Issuance of debt	1,288	1,587
Payment of debt	(984)	(1,895)
Issuance of common stock under employee stock plans	42	223
Repurchase of common stock	(659)	(2,230)
Excess tax benefit from stock-based compensation	9	118
Cash dividends paid	(291)	(595)
Net cash provided by (used in) financing activities	1,186	(934)

Increase (decrease) in cash and cash equivalents	1,849	(365)
Cash and cash equivalents at beginning of period	12,919	15,133
Cash and cash equivalents at end of period	$14,768	$14,768

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	April 30, 2015	January 31, 2015	April 30, 2014
Net revenue:(a)

Personal Systems	$7,740	$8,544	$8,176
Printing	5,453	5,543	5,834
Total Printing and Personal Systems Group	13,193	14,087	14,010
Enterprise Group	6,561	6,981	6,633
Enterprise Services	4,817	4,993	5,702
Software	892	871	971
HP Financial Services	805	803	867
Corporate Investments	2	16	6
Total segments	26,270	27,751	28,189
Elimination of intersegment net revenue and other	(817)	(912)	(880)

Total HP consolidated net revenue	$25,453	$26,839	$27,309

Earnings before taxes:(a)

Personal Systems	$235	$313	$290
Printing	996	1,067	1,140
Total Printing and Personal Systems Group	1,231	1,380	1,430
Enterprise Group	950	1,090	957
Enterprise Services	194	148	148
Software	160	157	186
HP Financial Services	85	90	99
Corporate Investments	(144)	(124)	(98)
Total segment earnings from operations	2,476	2,741	2,722

Corporate and unallocated costs and eliminations	(152)	(182)	(251)
Stock-based compensation expense	(129)	(187)	(130)
Amortization of intangible assets	(221)	(222)	(264)
Restructuring charges	(255)	(146)	(252)
Acquisition-related charges	(19)	(4)	(3)
Separation costs	(269)	(80)	-
Interest and other, net	(139)	(174)	(174)

Total HP consolidated earnings before taxes	$1,292	$1,746	$1,648

(a)
Effective at the beginning of its first quarter of fiscal 2015, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change resulted in the transfer of third party multi-vendor support arrangements from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the removal of intersegment revenue from the Technology Services business unit within the Enterprise Group segment and the related corporate intersegment revenue eliminations, and the transfer of operating profit from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Six months ended April 30,
	2015	2014
Net revenue:(a)

Personal Systems	$16,284	$16,706
Printing	10,996	11,649
Total Printing and Personal Systems Group	27,280	28,355
Enterprise Group	13,542	13,603
Enterprise Services	9,810	11,297
Software	1,763	1,887
HP Financial Services	1,608	1,737
Corporate Investments	18	294
Total segments	54,021	57,173
Elimination of intersegment net revenue and other	(1,729)	(1,710)

Total HP consolidated net revenue	$52,292	$55,463

Earnings before taxes:(a)

Personal Systems	$548	$569
Printing	2,063	2,119
Total Printing and Personal Systems Group	2,611	2,688
Enterprise Group	2,040	1,960
Enterprise Services	342	208
Software	317	331
HP Financial Services	175	200
Corporate Investments	(268)	23
Total segment earnings from operations	5,217	5,410

Corporate and unallocated costs and eliminations	(334)	(372)
Stock-based compensation expense	(316)	(300)
Amortization of intangible assets	(443)	(547)
Restructuring charges	(401)	(366)
Acquisition-related charges	(23)	(6)
Separation costs	(349)	-
Interest and other, net	(313)	(337)

Total HP consolidated earnings before taxes	$3,038	$3,482

(a)
Effective at the beginning of its first quarter of fiscal 2015, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change resulted in the transfer of third party multi-vendor support arrangements from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the removal of intersegment revenue from the Technology Services business unit within the Enterprise Group segment and the related corporate intersegment revenue eliminations, and the transfer of operating profit from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	April 30, 2015	January 31, 2015	April 30, 2014	Q/Q	Y/Y
Net revenue:(a)

Printing and Personal Systems Group
Personal Systems
Notebooks	$4,170	$4,724	$3,977	(12%)	5%
Desktops	2,762	2,949	3,343	(6%)	(17%)
Workstations	513	526	548	(2%)	(6%)
Other	295	345	308	(14%)	(4%)
Total Personal Systems	7,740	8,544	8,176	(9%)	(5%)

Printing
Supplies	3,684	3,601	3,866	2%	(5%)
Commercial Hardware	1,304	1,316	1,402	(1%)	(7%)
Consumer Hardware	465	626	566	(26%)	(18%)
Total Printing	5,453	5,543	5,834	(2%)	(7%)
Total Printing and Personal Systems Group	13,193	14,087	14,010	(6%)	(6%)

Enterprise Group
Industry Standard Servers	3,138	3,387	2,829	(7%)	11%
Technology Services	1,932	1,987	2,108	(3%)	(8%)
Storage	740	837	808	(12%)	(8%)
Networking	556	562	658	(1%)	(16%)
Business Critical Systems	195	208	230	(6%)	(15%)
Total Enterprise Group	6,561	6,981	6,633	(6%)	(1%)

Enterprise Services
Infrastructure Technology Outsourcing	2,871	3,132	3,597	(8%)	(20%)
Application and Business Services	1,946	1,861	2,105	5%	(8%)
Total Enterprise Services	4,817	4,993	5,702	(4%)	(16%)

Software	892	871	971	2%	(8%)

HP Financial Services	805	803	867	0%	(7%)

Corporate Investments	2	16	6	(88%)	(67%)
Total segments	26,270	27,751	28,189	(5%)	(7%)

Elimination of intersegment net revenue and other	(817)	(912)	(880)	(10%)	(7%)

Total HP consolidated net revenue	$25,453	$26,839	$27,309	(5%)	(7%)

(a)
Effective at the beginning of its first quarter of fiscal 2015, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change resulted in the transfer of third party multi-vendor support arrangements from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the removal of intersegment revenue from the Technology Services business unit within the Enterprise Group segment and the related corporate intersegment revenue eliminations. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Six months ended April 30,
	2015	2014
Net revenue:(a)

Printing and Personal Systems Group
Personal Systems
Notebooks	$8,894	$8,312
Desktops	5,711	6,617
Workstations	1,039	1,081
Other	640	696
Total Personal Systems	16,284	16,706

Printing
Supplies	7,285	7,661
Commercial Hardware	2,620	2,749
Consumer Hardware	1,091	1,239
Total Printing	10,996	11,649
Total Printing and Personal Systems Group	27,280	28,355

Enterprise Group
Industry Standard Servers	6,525	6,007
Technology Services	3,919	4,208
Storage	1,577	1,642
Networking	1,118	1,288
Business Critical Systems	403	458
Total Enterprise Group	13,542	13,603

Enterprise Services
Infrastructure Technology Outsourcing	6,003	7,098
Application and Business Services	3,807	4,199
Total Enterprise Services	9,810	11,297

Software	1,763	1,887

HP Financial Services	1,608	1,737

Corporate Investments	18	294
Total segments	54,021	57,173

Elimination of intersegment net revenue and other	(1,729)	(1,710)

Total HP consolidated net revenue	$52,292	$55,463

(a)
Effective at the beginning of its first quarter of fiscal 2015, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change resulted in the transfer of third party multi-vendor support arrangements from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the removal of intersegment revenue from the Technology Services business unit within the Enterprise Group segment and the related corporate intersegment revenue eliminations. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	April 30, 2015	Q/Q		Y/Y

Segment operating margin:(a)
Personal Systems	3.0%	(0.7 pts	)	(0.5 pts)
Printing	18.3%	(0.9 pts	)	(1.2 pts)
Total Printing & Personal Systems Group	9.3%	(0.5 pts	)	(0.9 pts)

Enterprise Group	14.5%	(1.1 pts	)	0.1 pts
Enterprise Services	4.0%	1.0 pts		1.4 pts
Software	17.9%	(0.1 pts	)	(1.3 pts)
HP Financial Services	10.6%	(0.6 pts	)	(0.8 pts)
Corporate Investments(b)	NM	NM		NM
Total segments	9.4%	(0.5 pts	)	(0.3 pts)

(a)
Effective at the beginning of its first quarter of fiscal 2015, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change resulted in the transfer of third party multi-vendor support arrangements from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the removal of intersegment revenue from the Technology Services business unit within the Enterprise Group segment and the related corporate intersegment revenue eliminations, and the transfer of operating profit from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	"NM" represents not meaningful.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2015	January 31, 2015	April 30, 2014

Numerator:
GAAP net earnings	$1,011	$1,366	$1,273
Non-GAAP net earnings	$1,596	$1,705	$1,691

Denominator:
Weighted-average shares outstanding during the reporting period	1,814	1,833	1,890
Dilutive effect of employee stock plans(a)	22	28	26
Weighted-average shares used to compute diluted net earnings per share	1,836	1,861	1,916

GAAP diluted net earnings per share	$0.55	$0.73	$0.66
Non-GAAP diluted net earnings per share	$0.87	$0.92	$0.88

(a)	Includes any dilutive effect of restricted stock units, restricted stock, stock options and performance-based restricted stock units.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Six months ended April 30,
	2015	2014

Numerator:
GAAP net earnings	$2,377	$2,698
Non-GAAP net earnings	$3,301	$3,433

Denominator:
Weighted-average shares outstanding during the reporting period	1,824	1,898
Dilutive effect of employee stock plans(a)	24	24
Weighted-average shares used to compute diluted net earnings per share	1,848	1,922

GAAP diluted net earnings per share	$1.29	$1.40
Non-GAAP diluted net earnings per share	$1.79	$1.79

(a)	Includes any dilutive effect of restricted stock units, restricted stock, stock options and performance-based restricted stock units.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash. HP also provides forecasts of non-GAAP diluted net earnings per share.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net capital expenditures is capital expenditures. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by HP
Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any charges relating to the amortization of intangible assets, restructuring charges, charges relating to the separation transaction and acquisition-related charges. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above from these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•
HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings from operations, operating margin, net earnings and diluted net earnings per share. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

• Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits and (ii) costs to vacate duplicative facilities. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s operating performance in other periods.

•
Separation costs are expenses associated with HP’s plan to separate into two independent publicly-traded companies.  The charges are related primarily to third-party consulting  and contractor fees and other expenses incurred to complete the separation.  HP excludes these separation costs for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
HP incurs costs related to its acquisitions. As acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. Free cash flow is defined as cash flow from operations less net capital expenditures. Net capital expenditures is defined as investments in property, plant and equipment less proceeds from the sale of property, plant and equipment. HP’s management uses gross cash and free cash flow for the purpose of determining the amount of cash available for investment in HP’s businesses, funding acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash and free cash flow to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity. Because net capital expenditures includes proceeds from the sale of property, plant and equipment, HP believes that net capital expenditures provides a more accurate and complete assessment of HP’s liquidity. Because free cash flow includes the effect of net capital expenditures that are not reflected in GAAP cash flow from operations, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources.

Total company net debt consists of total debt (including the effects of hedging) less gross cash, which includes cash and cash equivalents, short-term investments, and certain liquid long-term investments. Total company net cash consists of gross cash less total debt. HP Financial Services (HPFS) net debt consists of HPFS debt, which includes primarily intercompany equity that is treated as debt for segment reporting purposes, intercompany debt, and borrowing and funding related activity associated with HPFS and its subsidiaries, less HPFS cash. Total company net debt and total company net cash provide useful information to HP’s management about the state of HP’s consolidated condensed balance sheet. Operating company net debt is a non-GAAP measure that is defined as total company net debt less HPFS net debt. Operating company net cash is a non-GAAP measure that is defined as total company net cash less HPFS net debt. Operating company net debt and operating company net cash provide additional useful information to HP’s management about the state of HP’s consolidated condensed balance sheet by providing more transparency into the financial components of the operating company separate from HP’s financing business, which has different capital structure requirements and requires much greater leverage to run effectively.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•
Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings or non-GAAP diluted net earnings per share, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•
Items such as restructuring charges and separation costs that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure and cash flows.

• HP may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•
Other companies may calculate revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors
HP believes that providing revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

© 2015 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.